                                                                     EX-99.B(q.)

                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of iShares, Inc., a Maryland corporation (the "Company"), hereby appoints Nathan Most, with full power and authority of substitution and resubstitution, in name and stead, in capacity as such director, to sign and file with the Securities and Exchange Commission any and all Post-Effective Amendments to the Company's Registration Statement on Form N-1A, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises. This appointment shall be valid for the sole purpose stated above and shall be in effect and force, unless sooner revoked by me in writing, for so long as I am a director of the Company.

          Executed this 23rd day of October 2001.



/s/ Nathan Most
-------------------------------------
(Nathan Most)


/s/ John B. Carroll*
-------------------------------------
(John B. Carroll)


/s/ W. Allen Reed*
-------------------------------------
(W. Allen Reed)